LEGG MASON PARTNERS INVESTMENT TRUST
                                AMENDMENT NO. 13
                                       TO
              THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

      AMENDMENT NO. 13 to the First Amended and Restated Master Trust Agreement dated as of February 28, 1998 (as amended to date, the "Agreement") of Legg Mason Partners Investment Trust (the "Trust"), made as of the 31st day of March 2006.

                                   WITNESSETH:

      WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

      WHEREAS, a majority of the Trustees voted, effective April 7, 2006, to change the name of the Sub-Trust designated as Legg Mason Partners Large Capitalization Growth Fund (formerly Smith Barney Large Capitalization Growth
Fund) to Legg Mason Partners Large Cap Growth Fund; and

      WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 13 to the Agreement;

      NOW, THEREFORE, effective April 7, 2006, the Agreement is hereby amended as follows:

      1. The first paragraph of Article IV, Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:

"Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof: Legg Mason Partners Intermediate Maturity California Municipals Fund, Legg Mason Partners Intermediate Maturity New York Municipals Fund, Legg Mason Partners Large Capitalization Growth Fund, Legg Mason Partners S&P 500 Index Fund, Legg Mason Partners Mid Cap Core Fund and Legg Mason Partners Classic Values Fund, each of which, shall consist of one class designated as Class A, and solely with respect to Legg Mason Partners Intermediate Maturity California Municipals Fund, Legg Mason Partners Intermediate Maturity New York Municipals Fund, Legg Mason Partners Large Cap Growth Fund, Legg Mason Partners Mid Cap Core Fund and Legg Mason Partners Classic Values Fund, additional classes designated as Class B, Class L and Class Y shares, and solely with respect to the Legg Mason Partners S&P 500 Index Fund, a class designated as Class D, and solely with respect to Legg

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Mason Partners Mid Cap Core Fund, Legg Mason Partners Large Capitalization
Growth Fund and Legg Mason Partners S&P 500 Index Fund an additional class designated as Class Z shares; and solely with respect to the Legg Mason Partners Mid Cap Core Fund, an additional class designated as Class 1 shares, and solely with respect to Legg Mason Partners Intermediate Maturity California Municipals Fund and Legg Mason Partners Intermediate Maturity New York Municipals Fund, an additional class designated as Class O shares. The Shares of such Sub-Trusts and classes thereof and any Shares of any further Sub-Trust or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

      The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.



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      IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

                                                    LEGG MASON PARTNERS
                                                    INVESTMENT TRUST


                                                    By:
                                                       -------------------------
                                                    Name:  Michael Kocur
                                                    Title: Assistant Secretary